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                                                                     EXHIBIT 3.3



                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                       ILLINOIS SUPERCONDUCTOR CORPORATION


         ILLINOIS SUPERCONDUCTOR CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify:

I. That, at a meeting held on February 12, 1999 in accordance with Section 141(b) of the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation adopted a resolution setting forth the proposed Amendment to Certificate of Incorporation set forth below (the "Amendment"), declaring its advisability, and submitting it to the stockholders entitled to vote in respect thereof.

                  RESOLVED, that the first sentence of Article 4, Section 4.1 of the Certificate of Incorporation, as amended, of the Corporation is hereby amended in its entirety to read as follows:

                  "The total number of shares of all classes of stock which the Corporation shall have authority to issue is Sixty Million One Hundred Thousand (60,100,000), of which Sixty Million (60,000,000) shares are of a class designated "Common Stock" (referred to in this certificate as "Common"), and One Hundred Thousand (100,000) shares are of a class designated "Preferred Stock" (referred to in this certificate as "Preferred")."

II. That, an annual meeting of stockholders was duly called and held on June 9, 1999, upon written notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the holders of a majority of the outstanding stock entitled to vote thereon, and a majority of the outstanding stock of each class entitled to vote thereon as a class, voted in favor of the adoption of the Amendment.

         III. That the Amendment has been duly adopted in accordance with
Section 242 of the General Corporation Law of the State of Delaware.


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         IN WITNESS WHEREOF, the Corporation has caused this Certificate of
Amendment to Certificate of Incorporation to be signed by its President and attested by its Secretary, all on June 9, 1999.

                                            ILLINOIS SUPERCONDUCTOR CORPORATION



                                            By: /s/ EDWARD W. LAVES
                                               ---------------------------------
                                               Edward W. Laves, President


         Attest:


         /s/ WILLIAM M. KOCHLEFL
         ----------------------------------------
         William M. Kochlefl, Secretary